Exhibit 99.1

Semrush Announces First Quarter 2025 Financial Results
•First quarter revenue of $105.0 million, up 22% year-over-year
•Achieved ARR of $424.7 million, up 20% year-over-year
•Net cash provided by operating activities of $22.1 million in Q1
•Company reiterates full year guidance
May 7, 2025 – BOSTON – (BUSINESS WIRE) – Semrush Holdings, Inc. (NYSE: SEMR), a leading online visibility management SaaS platform, today reported financial results for the first quarter ended March 31, 2025.
“I am thrilled to be part of the Semrush team as we leverage our best-in-class data platform to seize the emerging marketing opportunity presented by AI and extend our reach into the enterprise market," said Bill Wagner, CEO. "We reported a strong start to the year, delivering first quarter revenue growth of 22% along with strong margins and free cash flow. We are especially pleased by the early traction of our AI products and continued momentum of our Enterprise SEO Solution.”
First Quarter 2025 Financial Highlights
•First quarter revenue of $105.0 million, up 22% year-over-year.
•Loss from operations of $0.1 million for the first quarter, compared to income from operations of $1.5 million the prior year’s quarter.
•First quarter operating margin of (0.1)%, compared to 1.7% in the prior year period.
•Non-GAAP income from operations of $12.2 million for the first quarter for a non-GAAP operating margin of 11.6%, compared to non-GAAP income from operations of $9.7 million in the prior year period for a non-GAAP operating margin of 11.3%.
•Q1 free cash flow of $18.5 million and free cash flow margin of 17.6%.
•ARR of $424.7 million as of March 31, 2025, up 20% year-over-year.
•Approximately 118,000 paying customers as of March 31, 2025, up approximately 5.1% from a year ago.
•Dollar-based net revenue retention of 106%, as of March 31, 2025.
See “Non-GAAP Financial Measures & Definitions of Key Metrics” below for how Semrush defines ARR, dollar-based net revenue retention, non-GAAP income from operations, non-GAAP operating margin, free cash flow, and free cash flow margin, and the financial tables that accompany this release for reconciliations of each non-GAAP financial measure to its closest comparable GAAP financial measure.
First Quarter 2025 Business Highlights
We remain committed to empowering our customers with a best-in-class platform designed to boost their online presence and gain an edge in the market.

•We advanced and expanded many of our offerings and continued investments in Generative AI to provide enhanced, more efficient content creation and marketing capabilities through Semrush’s platform and App Center:
◦Launched AI Optimization (AIO), now in open beta, a Semrush Enterprise Solution that provides businesses with the tools to track, control, and optimize brand presence across AI-powered search platforms.
◦Released AI Toolkit, a solution that simplifies how businesses assess their visibility in AI-driven search results and guides strategic decisions to improve performance and positioning.
•Semrush customers who pay more than $10,000 annually grew by 39% year-over-year.
•Semrush customers who pay over $50,000 increased 86% year-over-year to 388.
•Ended the quarter with over 1.0 million registered free active customers.
“We reported a strong first quarter - overachieving on our top line growth and profitability, as we executed on our cross-sell and up-sell strategy and continued to expand our average revenue per customer,” said Brian Mulroy, CFO of Semrush. “We saw increased adoption during the quarter of our Enterprise SEO solution and continued momentum building our enterprise cohort, delivering 86% year-over-year growth in customers paying over $50,000. Non-GAAP operating margin increased to 11.6% and cash flow from operations increased to $22.1 million. Looking ahead, we are confident about our ability to drive growth, profitability, and free cash flow generation, and we are reiterating our previous full year 2025 guidance.”
Based on information as of today, May 7, 2025, we are issuing the following financial guidance:
Second Quarter 2025 Financial Outlook
•For the second quarter, we expect revenue in a range of $108.2 million to $109.2 million, which at the mid-point would represent growth of approximately 20% year-over-year.
•We expect second quarter non-GAAP operating margin to be approximately 11%.
Full-Year 2025 Financial Outlook

•For the full year, we expect revenue in a range of $448.0 to $453.0 million, which at the mid-point would represent growth of approximately 20% year-over-year.
•We expect full year non-GAAP operating margin to be approximately 12%.
•We expect the full year free cash flow margin to be approximately 12%.
To note, our full year 2025 guidance now absorbs an incremental $8.0 million expense headwind due to the recent movement in exchange rates. Our previous guidance assumed a EURO to USD exchange rate of 1.05 and we are now modeling an exchange rate of 1.13.
Reconciliations of non-GAAP operating margin and free cash flow margin guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call and Webcast Details
Semrush will host a conference call and webcast to discuss its financial results, business highlights, outlook and other matters, the details for which are provided below.
Date: Thursday, May 8th, 2025
Time: 8:30 a.m. ET
Hosts: Bill Wagner, CEO, and Brian Mulroy, CFO

Conference ID: 923956
Participant Toll Free Dial-In Number: +1 833 470 1428
Participant International Dial-In Number: +1 929 526 1599
The live webcast of the conference call as well as the replay can be accessed for a limited time from the Semrush investor relations website at http://investors.semrush.com/.
About Semrush
Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, advertising, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush is headquartered in Boston and has offices in Austin, Dallas, Amsterdam, Barcelona, Belgrade, Berlin, Munich, Limassol, Prague, Warsaw, and Yerevan.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “positioning,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, guidance on financial results for the second quarter and full fiscal year of 2025 (including revenue, non-GAAP operating margin, and free cash flow margin); statements about transition and the impact of recent changes to our executive management team; statements regarding the expectations of demand for our products and cash flow generation; statements about improvements to and expansion of our products and platform, and launching new products; statements about future operating results, including revenue, growth opportunities, variability of expenses, ability to realize efficiencies, future spending and incremental investments, business trends, our ability to deliver profits, and growth and value for shareholders; and assumptions regarding foreign exchange rates.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our filings with the SEC, including our most recent annual report on form 10-K, and our subsequently filed quarterly reports and other SEC filings. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect our results is included in our SEC filings, which may be obtained by visiting our Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.
Non-GAAP Financial Measures & Definitions of Key Metrics
We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but also to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. We also believe that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. We also believe free cash flow margin is useful to investors as we monitor it as a measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allows us to better understand the cash needs of our business. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.
Annual Recurring Revenue (ARR) is defined as the total subscription revenue as of a given date that we expect to contractually receive over the subsequent 12 months from customers on an annualized basis, assuming no increases, reductions or cancellations.
This ARR definition was updated in our Annual Report on Form 10-K for the period ended December 31, 2024 to simplify the explanation of our calculation around the treatment of monthly and longer-term contracts, and to be more consistent with other SaaS businesses, which we believe improves the ability for investors to compare our metric against other businesses. Additionally, our definition was updated to note that we do not assume there will be any increases, reductions, or cancellations. Given our efforts to retain and win back customers, and our belief that we will be successful in many of those retention efforts, we believe the updated definition is more accurate. We are not recasting ARR results to conform ARR under the prior definition to the updated definition as there is no variance between the two definitions for the periods presented.

Dollar-based net revenue retention is defined as (a) the revenue from our customers during the twelve-month period ending one year prior to such period as the denominator and (b) the revenue from those same customers during the twelve months ending as of the end of such period as the numerator. This calculation excludes revenue from new customers and any non-recurring revenue.
Free cash flow and free cash flow margin. We define free cash flow, a non-GAAP financial measure, as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software development costs. We define free cash flow margin as free cash flow divided by GAAP revenue.

Non-GAAP income (loss) from operations, and non-GAAP operating margin. We define non-GAAP income (loss) from operations as GAAP income (loss) from operations, excluding Stock Based Compensation, Amortization of Acquired Intangible Assets, Acquisition Related Costs, Restructuring Costs and other one-time expenses outside the ordinary course of business (for example, our Exit Costs incurred primarily in 2022). We define non-GAAP operating margin as non-GAAP income (loss) from operations divided by GAAP revenue. We believe investors may want to consider our results with and without the effects of these items in order to compare our financial performance with that of other companies that exclude such items and to compare our results to prior periods.
Stock-based compensation. Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies, timing of awards and changes in stock price.
Amortization of acquired intangible assets. Excluding amortization of acquired intangible assets from non-GAAP expense and income measures allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation.
Restructuring and other costs. Restructuring and other costs include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other costs include litigation contingency reserves, asset impairment charges, relocation expenses associated with the migration of employees in 2022 that occurred throughout 2022 and early 2023, and gains or losses on the sale or disposition of certain non-strategic assets or product lines.
Acquisition-related costs. In recent years, we have completed a number of acquisitions, which result in transition, integration and other acquisition-related expense which would not otherwise have been incurred, are unpredictable and dependent on a significant number of factors that are deal-specific or outside of our control, are not indicative of our operational performance (or that of the acquired businesses or assets) and are likely to fluctuate as our acquisition activity increases or decreases in future periods. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us.

Semrush Holdings, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenue	$105,018	$85,812
Cost of revenue (1)	19,871	14,645
Gross profit	85,147	71,167
Operating expenses
Sales and marketing (1)	41,307	33,921
Research and development (1)	21,912	17,304
General and administrative (1)	22,002	18,474
Total operating expenses	85,221	69,699
(Loss) income from operations	(74)	1,468
Other income, net	4,172	3,639
Income before income taxes	4,098	5,107
Provision for income taxes	3,443	3,104
Net income	655	2,003
Net loss attributable to noncontrolling interest in consolidated subsidiaries	(194)	(135)
Net income attributable to Semrush Holdings, Inc.	$849	$2,138

Net income attributable to Semrush Holdings, Inc. per share attributable to common stockholders—basic:	$0.01	$0.01
Net income attributable to Semrush Holdings, Inc. per share attributable to common stockholders—diluted:	$0.01	$0.01

Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders—basic:	147,214	144,566
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders—diluted:	151,078	147,698

¹ includes stock-based compensation expense as follows:
	Three Months Ended March 31,
	2025	2024
Cost of revenue	$44	$39
Sales and marketing	1,627	770
Research and development	2,466	636
General and administrative	4,975	3,670
Total stock-based compensation	$9,112	$5,115

The following table sets forth a reconciliation of our (loss) income from operations and operating margin to non-GAAP income from operations and non-GAAP operating margin, respectively (percentage amounts may not sum due to rounding):

	Three Months Ended March 31,
	2025		2024
Reconciliation of Non-GAAP income from operations	($)	(%)	($)	(%)
(Loss) income from operations	$(74)	(0.1)%	$1,468	1.7%
Stock-based compensation expense	9,112	8.7%	5,115	6.0%
Amortization of acquired intangibles	1,379	1.3%	692	0.8%
Restructuring and other costs	1,312	1.2%	2,124	2.4%
Acquisition-related costs, net	484	0.5%	338	0.4%
Non-GAAP income from operations	$12,213	11.6%	$9,737	11.3%

The following table sets forth a reconciliation of our net cash provided by operating activities and net cash provided by operating activities (as a percentage of revenue) to free cash flow and free cash flow margin, respectively (percentage amounts may not sum due to rounding):

	Three Months Ended March 31,
	2025		2024
Reconciliation of Free cash flow	($)	(%)	($)	(%)
Net cash provided by operating activities	$22,109	21.1%	$14,779	17.2%
Purchases of property and equipment	(725)	(0.7)%	(759)	(0.9)%
Capitalization of internal-use software costs	(2,879)	(2.7)%	(2,015)	(2.3)%
Free cash flow	$18,505	17.6%	$12,005	14.0%

Semrush Holdings, Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$64,665	$48,875
Short-term investments	197,125	186,693
Accounts receivable	11,034	8,955
Deferred contract costs, current portion	10,161	10,044
Prepaid expenses and other current assets	14,461	21,617
Total current assets	297,446	276,184
Property and equipment, net	6,401	6,534
Operating lease right-of-use assets	12,133	11,126
Intangible assets, net	33,007	32,055
Goodwill	57,682	56,139
Deferred contract costs, net of current portion	3,379	3,080
Other long-term assets	6,453	5,825
Total assets	$416,501	$390,943
Liabilities, noncontrolling interest, and stockholders' equity
Current liabilities
Accounts payable	$14,218	$10,463
Accrued expenses	21,606	20,216
Deferred revenue	79,926	71,827
Current portion of operating lease liabilities	5,202	4,669
Other current liabilities	5,750	6,913
Total current liabilities	126,702	114,088
Deferred revenue, net of current portion	235	235
Deferred tax liability	1,634	1,621
Operating lease liabilities, net of current portion	8,569	7,602
Other long-term liabilities	1,203	1,045
Total liabilities	138,343	124,591
Commitments and contingencies
Stockholders' equity
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	331,917	322,586
Accumulated other comprehensive loss	(311)	(2,221)
Accumulated deficit	(62,913)	(63,762)
Total stockholders' equity attributable to Semrush Holdings, Inc.	268,694	256,604
Noncontrolling interest in consolidated subsidiaries	9,464	9,748
Total stockholders’ equity	278,158	266,352
Total liabilities, noncontrolling interest and stockholders' equity	$416,501	$390,943

Semrush Holdings, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2025	2024
Operating Activities
Net income	$655	$2,003
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	3,424	2,183
Amortization of deferred contract costs	3,474	3,016
Amortization (accretion) of premiums and discounts on investments	(659)	(1,071)
Non-cash lease expense	1,257	1,164
Stock-based compensation expense	9,112	5,115
Change in fair value included in other income, net	(1,164)	—
Deferred taxes	(55)	(100)
Other non-cash items	880	844
Changes in operating assets and liabilities
Accounts receivable	(2,167)	782
Deferred contract costs	(3,891)	(3,455)
Prepaid expenses and other current assets	(379)	(2,275)
Accounts payable	3,559	1,012
Accrued expenses	1,632	1,414
Other current liabilities	(299)	(390)
Deferred revenue	7,873	5,658
Other long-term liabilities	158	—
Change in operating lease liability	(1,301)	(1,121)
Net cash provided by operating activities	22,109	14,779
Investing Activities
Purchases of property and equipment	(725)	(759)
Capitalization of internal-use software costs	(2,879)	(2,015)
Purchases of short-term investments	(27,156)	(46,706)
Proceeds from sales and maturities of short-term investments	18,000	25,000
Funding of investment loan receivables	—	(7,000)
Proceeds from repayment of investment loan receivables	7,676	—
Cash paid for acquisition of assets and businesses, net of cash acquired	(512)	(501)
Purchase of noncontrolling interest	(90)	—
Net cash used in investing activities	(5,686)	(31,981)
Financing Activities
Proceeds from exercise of stock options	365	844
Repayment of acquired debt	(611)	—
Payment of finance leases	(99)	(410)
Net cash (used in) provided by financing activities	(345)	434
Effect of exchange rate changes on cash and cash equivalents	(288)	(507)
Increase (decrease) in cash, cash equivalents and restricted cash	15,790	(17,275)
Cash, cash equivalents and restricted cash, beginning of period	49,060	58,848
Cash, cash equivalents and restricted cash, end of period	$64,850	$41,573

Investor
Brinlea C. Johnson
The Blueshirt Group
Semrush Holdings, Inc.
ir@semrush.com

Media
Jena Sullivan
Senior Public Relations Manager
Semrush Holdings, Inc.
jena.sullivan@semrush.com